UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2009

PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52770	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Avenue
Hartsdale, New York 10530

(Address of principal executive offices) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Pacific Asia Petroleum, Inc. (the “Company”) (NYSE Amex: PAP) will be conducting a conference call at 2:00 p.m. Eastern Time on Wednesday, December 2, 2009, to provide a year-end update on the Company’s China operations, to discuss the Company’s 2010 business strategy that includes its recently signed Purchase and Sale Agreement on the Oyo Oilfield in Nigeria, and to answer questions. A live webcast of the call will also be available on the Company’s website, www.papetroleum.com.  A copy of the Company’s press release, dated November 30, 2009, announcing the call is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 to this current report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 or exhibit 99.1 to this Form 8-K shall not be deemed an admission as to the materiality of any information in Item 7.01 to this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 30, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ASIA PETROLEUM, INC.
Dated: November 30, 2009	By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 30, 2009.